UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

IRS Employer
Commission		Identification	State of
File Number	Registrant	Number	Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed to disclose historical metrics that were first used in the Registrants’ Quarterly Report on Form 10-Q for the period ended March 31, 2010. Core paper products are principally coated freesheet, coated groundwood and supercalendered paper products sold in North America.

The following table sets forth the data for NewPage Holding Corporation and its predecessor for each of the five fiscal years in the period ended December 31, 2009 and each of the quarterly periods in the two years ended December 31, 2009.

					Combined
					Successor and
	Successor				Predecessor
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2008	2007 (a)	2006	2005 (b)
Core paper volume sold (in thousands of short tons)	2,949	4,105	2,143	2,003	1,868
Weighted average core paper price per ton	$910	$964	$901	$909	$891

(a)	We acquired Stora Enso North America Inc. as of December 21, 2007. The data includes the results from the date of acquisition.
(b)	We acquired the printing and writing papers business of MeadWestvaco Corporation effective as of April 30, 2005. The data includes the combined results of the predecessor and successor.

	Quarter Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,
	2009	2009	2009	2009
Core paper volume sold (in thousands of short tons)	668	689	769	823
Weighted average core paper price per ton	$965	$928	$886	$873

	Quarter Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,
	2008	2008	2008	2008
Core paper volume sold (in thousands of short tons)	1,183	1,013	1,026	883
Weighted average core paper price per ton	$931	$961	$988	$983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ David J. Prystash	By:	/s/ David J. Prystash
	David J. Prystash		David J. Prystash
	Senior Vice President and		Senior Vice President and
	Chief Financial Officer		Chief Financial Officer
	Date: May 11, 2010		Date: May 11, 2010